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                                                                 EXHIBIT NO. 3.6

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                         YELLOW DOT COM SUBSIDIARY, INC.

                                     BY-LAWS

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                                TABLE OF CONTENTS

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ARTICLE I     INTERPRETATION...................................................1

ARTICLE II    MEETINGS OF STOCKHOLDERS.........................................1

   Section 1.    Place and Time................................................1

   Section 2.    Special Meetings..............................................1

   Section 3.    Chairman......................................................1

   Section 4.    Quorum........................................................2

   Section 5.    Voting: Proxies...............................................2

   Section 6.    Action Without Meeting........................................2

ARTICLE III   MEETINGS OF DIRECTORS............................................3

   Section 1.    Number: Qualifications........................................3

   Section 2.    Place, Time and Notice........................................3

   Section 3.    Telephonic Meetings Permitted.................................3

   Section 4.    Quorum........................................................3

   Section 5.    Chairman......................................................4

   Section 6.    Interest of Directors and Officers Generally in Contracts.....4

   Section 7.    Action in Writing by Directors................................4

ARTICLE IV    COMMITTEES.......................................................4

   Section 1.    Committees....................................................4

   Section 2.    Committee Rules...............................................4

ARTICLE V     OFFICERS.........................................................5

   Section 1.    Officers: Election: Qualifications: Term of Office:
                 Resignation: Removal; Vacancies...............................5

   Section 2.    Powers and Duties of Officers.................................5

ARTICLE VI    INDEMNIFICATION..................................................5

   Section 1.    Obligations to Indemnify......................................5

   Section 2.    Construction and Presumption Favoring Indemnification.........6

   Section 3.    Right of Claimant to Bring Suit...............................6

   Section 4.    Defense to Enforcement........................................7

   Section 5.    Confidentiality...............................................7

   Section 6.    Contract Right................................................7

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                                TABLE OF CONTENTS
                                  (continued)

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   Section 7.    Indemnity of Others...........................................8

   Section 8.    Non-Exclusivity...............................................8

   Section 9.    Severability..................................................8

   Section 10.   Insurance.....................................................8

ARTICLE VII   GENERAL..........................................................8

   Section 1.    Banking Arrangements..........................................8

   Section 2.    Facsimile Signatures..........................................9

   Section 3.    Execution of Instruments......................................9

   Section 4.    Financial Year................................................9

   Section 5.    Corporate Seal...............................................10

   Section 6.    Control over By-Laws.........................................10

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                                     BY-LAWS

                                       OF

                         YELLOW DOT COM SUBSIDIARY, INC.
                 (hereinafter referred to as the "Corporation")

                                   ARTICLE I

                                 INTERPRETATION

          In this by-law and all other by-laws of the Corporation, words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing a person shall include an individual, partnership, association, corporation, executor, administrator or legal representative and any number or aggregate of persons; "certificate" shall include the original certificate of incorporation, as the same may be amended and/or restated from time to time; "Board" shall mean the Board of Directors of the Corporation; "GCL" shall mean the General Corporation Law of the State of Delaware or any statute that may be substituted therefor, in either case as from time to time amended; and "meeting of stockholders" shall mean and include an annual meeting of stockholders and a special meeting of stockholders.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place and Time.

          Subject to the laws governing the Corporation, meetings of stockholders of the Corporation shall be held at the registered office of the Corporation or at such other place and at such time as the Board, the Chairman of the Board, the President or any Vice President who is a Director may determine from time to time.

     Section 2. Special Meetings.

          Special meetings of stockholders for any purpose or purposes may be called at any time by the President, the Board or by the Chairman of the Board, but such special meetings may not be called by any other person or persons. Only items of business that are set forth in a notice of special meeting may be transacted at such special meeting.

     Section 3. Chairman.

          Subject to the provisions of any resolution of the Board, the Chairman of the Board, if any, or in his absence or inability or refusal or failure to act, the President or, in the absence or inability or refusal or failure to act of each of the foregoing officers, a Vice President, or, if there be more than one Vice President present and willing to act,

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that one of them who may have been designated for the purpose by the Chairman of the Board or by the President or by resolution of the Board shall preside at all meetings of the stockholders. Each of the foregoing officers may attend each such meeting provided that no Vice President shall act as Chairman if the Board shall have determined that he shall not so act. If all of the foregoing officers be absent or unable or refuse or fail to act, the stockholders present or represented and entitled to vote at said meeting may choose a Chairman.

     Section 4. Quorum.

          Except as otherwise required by law or the certificate of incorporation, the holders of shares representing not less than one-third of the total voting power of the shares entitled to be voted at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum.

          The Chairman of the meeting may adjourn the meeting to another place, date or time if a quorum shall fail to attend any meeting or for any other reason.

     Section 5. Voting; Proxies.

          Except as otherwise provided by law or by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or another proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes and series of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.

     Section 6. Action Without Meeting.

          Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                  ARTICLE III

                              MEETINGS OF DIRECTORS

     Section 1. Number; Qualifications.

          Subject to the provisions of the certificate, the Board shall consist of a minimum of one and a maximum of twenty-four members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders.

     Section 2. Place, Time and Notice.

          Immediately after the annual meeting of stockholders in each year, a meeting of such Directors as are then present may be held, provided that they shall constitute a quorum, without notice, for the election and/or appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

          Subject to the provisions of any resolution of the Board, meetings of the Board may be convened and held at any place within or without the State of Delaware at any time by order of the Chairman of the Board or the President or any Vice President who is a Director or any two Directors and notice of the time and place for holding each such meeting shall be served upon each of the Directors or left at his usual residence or usual place of business, or shall be mailed, postage prepaid, or sent by means of telegraphic, facsimile or other communications facility addressed to each of the Directors at his latest address as shown in the records of the Corporation at least forty-eight hours prior to the time fixed for such meeting. Notice of any meeting or any irregularity in any meeting or the notice thereof may be waived by any Director either before or after the meeting is held.

     Section 3. Telephonic Meetings Permitted.

          Members of the Board, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

     Section 4. Quorum.

          Unless a different number is required by these by-laws, the certificate of incorporation or the GCL, a majority of the total number of Directors then in office shall constitute a quorum. Except as otherwise provided-in the certificate of incorporation or these by-laws, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

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     Section 5. Chairman.

          Subject to the provisions of any resolution of the Board, the Chairman of the Board, if any, or, in his absence or inability or refusal or failure to act, the President shall preside at all meetings of the Board, provided that the President shall not so act unless he is a Director. If the Chairman of the Board and the President are absent or unable or refuse or fail to act, the Directors present may choose a Chairman from among their number.

     Section 6. Interest of Directors and Officers Generally in Contracts.

          No Director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any Director or officer or in which any Director or officer is in any way interested be liable to be voided nor shall any Director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such Director or officer holding that office or of the fiduciary relationship thereby established; provided that the Director or officer shall have complied with the provisions of the GCL.

     Section 7. Action in Writing by Directors.

          Unless otherwise restricted by the certificate of incorporation, these by-laws or the GCL, any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Committees.

          The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

     Section 2. Committee Rules.

          Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of

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such rules each committee shall conduct its business in the same manner as the
Board conducts its business pursuant to Article III of these by-laws.

                                   ARTICLE V

                                    OFFICERS

     Section 1. Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.

          The Board shall choose a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board. The Board may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it deems appropriate. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

     Section 2. Powers and Duties of Officers.

          The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE VI

                                 INDEMNIFICATION

          The Corporation shall be obligated to indemnify in accordance with the provisions of this Article VI:

     Section 1. Obligations to Indemnify.

          To the fullest extent authorized by the GCL (but in the case of any amendment to the GCL effective subsequent to the date of this by-law, if permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the GCL permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify, hold harmless and advance expenses to each person (and, where applicable, whether the person died testate or intestate, the

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personal representative of such person, the estate of such person and such person's legatees and heirs) who is or has served as Director of or officer of:

          (a) the Corporation; or

          (b) any other enterprise at the request of the Corporation,

who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein referred to sometimes as "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent. Such indemnification and holding harmless shall cover all recoverable expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer, Director, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred by this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by a Director or officer of the Corporation in his or her capacity as a Director or officer of the Corporation (and not in any other capacity in which service was rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise.

     Section 2. Construction and Presumption Favoring Indemnification

          In connection with each claim for indemnification, this Article VI shall be liberally construed in favor of indemnification and there shall be a rebuttable presumption that the Corporation shall bear the burden of proving by a preponderance of the evidence that the claimant is not so entitled to indemnification.

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     Section 3. Right of Claimant to Bring Suit.

          If a claim under this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid for any and all expenses incurred in processing such claim. Neither of the following shall be a defense to my such action or create a presumption that the claimant has not met the applicable standard of conduct:

          (a) the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper; or

          (b) an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant was not entitled to indemnification.

     Section 4. Defense to Enforcement.

          It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such defense shall be on the Corporation. The defense referred to in the first sentence of this Section 4 shall not be available in any action brought to enforce a claim for expense incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation.

     Section 5. Confidentiality.

          Any finding by the Board, independent legal counsel, or the stockholders, that a person asserting a claim for indemnification pursuant to this Article VI is not entitled to such indemnification, and any information which may support such finding, shall be held by the Board, independent legal counsel and the stockholders in confidence to the extent permitted by law and shall not be disclosed to any third party. If the Corporation, the Board or the stockholders are requested or required (by questions, interrogatories, subpoena, civil investigative demand or other process) to disclose any such confidential information, the person or entity so requested or required shall provide the claimant with prompt notice of each such request and shall use its best efforts to lawfully not disclose any such confidential information, including without limitation, seeking a protective order at the Corporation's expense.

     Section 6. Contract Right.

          The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this Article VI is in effect. Any repeal or modification of this Article VI shall not impair or otherwise affect any rights or obligations then existing with

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respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.

     Section 7. Indemnity of Others.

          The Board in its discretion shall have the power on behalf of the Corporation to enter into agreements to indemnify any person, other than a Director or officer, made a party to any action, suit or proceeding by reason of the fact that he or his testate or intestate personal representatives, legatees or heirs is or was an employee, agent or otherwise acting on behalf of the Corporation or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Section 8. Non-Exclusivity.

          The rights of indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any rights not provided by this
Article VI that any Director or officer may otherwise be entitled.

     Section 9. Severability.

          If for any reason a provision of this Article VI shall be deemed invalid or unenforceable, the Corporation shall remain obligated to indemnify and advance expenses pursuant to all those provisions of this Article VI which are valid and enforceable.

     Section 10. Insurance.

          The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

                                   ARTICLE VII

                                     GENERAL

     Section 1. Banking Arrangements.

          The Corporation's bank accounts shall be kept in one or more banks, trust companies or other firms or corporations carrying on banking business as the Board, the President, a Vice President, the Treasurer or any person designated for such purpose by the Board may from time to time determine.

          Except as hereinafter provided, all checks, drafts, orders for the payment of money and all promissory notes, acceptances, bills of exchange and other instruments of like nature made, signed, drawn, accepted or endorsed by the Corporation shall bear

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the signatures of any two of the Chairman of the Board, the President, a Vice
President, the Secretary, the Treasurer or any person designated for such purpose by the Board or any one of them and an Assistant Treasurer or Assistant Secretary or any person designated for such purpose by the Board.

          The Board, by resolution, or the President or the 'Treasurer, by instrument in writing, may from time to time appoint such person or persons as they may deem expedient to sign checks drawn on any bank account of the Corporation. A copy of any such instrument in writing shall forthwith be filed with the Secretary of the Corporation.

          Checks, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed or deposited to the credit of any bank account of the Corporation by such officer or officers, person or persons as the Board, by resolution, or the President or the Treasurer, by instrument in writing, may from time to time appoint, or such checks, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

     Section 2. Facsimile Signatures.

          The Board may from time to time authorize the use of signatures which are printed or mechanically reproduced in facsimile on checks drawn on any of the Corporation's bank accounts and on any instrument that may be issued by the Corporation as evidence of a share or other security in or obligation of the Corporation.

     Section 3. Execution of Instruments.

          Any two of the Chairman of the Board, the President, a Vice President, the Secretary and the Treasurer, or any one of them together with an Assistant Secretary or an Assistant Treasurer, shall have authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have power from time to time by resolution to appoint any other officer or officers or any person or persons either to sign instruments in writing generally or to sign specific instruments in writing in the name and on behalf of the Corporation.

          The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, guarantees, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures, or other securities, instruments of proxy and all paper writings.

     Section 4. Financial Year.

          Until otherwise determined by the Board, the financial year of the Corporation shall terminate on the 31st day of December in each year.

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     Section 5. Corporate Seal.

          The corporate seal shall be in such form as the Board shall from time to time adopt.

     Section 6. Control over By-Laws.

          The by-laws or any by-law may be adopted, amended or repealed only (i) by the affirmative vote of not less than a majority of the Directors then in office (provided, however, that such number shall not be less than one-third of the total number of Directors then authorized) at any regular or special meeting, if notice of the proposed amendment or alteration or new by-law is included in the notice of such meeting or (ii) by the affirmative vote of the holders of shares representing at least a majority of the total voting power of the shares entitled to be voted at any meeting of stockholders, if notice of the proposed amendment or alteration or new by-law is included in the notice of such meeting. The stockholders may alter and repeal any by-laws, in accordance with this Section 6, whether adopted by them or otherwise.

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